Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Prospect Medical Holdings, Inc.		The Equity Group Inc.

Linda Hodges, Executive Vice President

Devin Sullivan

(310) 337-4170		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS POSTPONES ANNUAL STOCKHOLDERS’ MEETING

Culver City, CA – November 14, 2007 – Prospect Medical Holdings, Inc. (AMEX: PZZ) (“Prospect”), which manages the medical care of approximately 240,000 HMO enrollees and operates four community hospitals in Southern California, today announced that the Prospect annual meeting of stockholders scheduled to be held on November 14, 2007 has been postponed.

Among the matters to be considered at Prospect’s annual meeting is a proposal to approve the issuance of Prospect common stock upon conversion of the Series B Preferred Stock issued by Prospect as part of Prospect’s August 8, 2007 acquisition of Alta Healthcare System, Inc. (“Alta”). On August 10, 2007, Prospect filed a Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) disclosing the completion of this acquisition and indicating that, as permitted by SEC rules, certain required historical financial statements and pro forma financial information relating to Alta would subsequently be provided by Prospect in an amendment to this Form 8-K (“Form 8-K/A”). The Form 8-K/A was due to be filed with the SEC by October 24, 2007.

In the course of preparing this Form 8-K/A, Prospect has encountered delays in evaluating and finalizing Alta’s pre-acquisition financial statements. Management of Prospect and Alta have therefore elected to postpone Prospect’s annual meeting, pending the completion of their review of those financial statements, as well as reviews by Prospect’s and Alta’s respective independent auditors. The potential impact on Alta’s 2006 financial statements has not yet been determined; however, a restatement of those 2006 financial statements will be required. The primary areas being evaluated are net reductions in third party reimbursement receivables relating to 1993 through 2006 and accounts payable reductions relating primarily to 2000 through 2004 transactions. While the cumulative net impact of finalizing these matters is not yet determinable, it is expected that any decrease in Alta’s 2006 pre-tax income will be less than $5 million.

No restatement of any previously reported financial statements of Prospect will be required, as no financial statements of Alta have, to date, been consolidated with those of Prospect.

The rescheduled date of the annual meeting will be announced once Prospect has determined when it will be able to complete its analysis and evaluation of Alta’s financial statements and file its Form 8-K/A.

ABOUT THE COMPANY

Prospect Medical Holdings manages the medical care of individuals enrolled in HMO plans in Southern California. Prospect’s vertically-integrated medical services platform is comprised of Independent Physician Associations (“IPAs”), which contract with HMOs and health care professionals to provide a full range of services to HMO enrollees, and community-based hospitals.

This press release contains forward-looking statements. Additional written or oral forward-looking statements may be made by Prospect from time to time, in filings with the Securities and Exchange Commission, or otherwise. Statements contained herein that are not historical facts are forward-looking statements. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, and the future introduction of new products, involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in Prospect’s Form 10-K filed on December 28, 2006, its Form 10-Q filed on August 20, 2007, and those arising from Prospect’s acquisition of Alta, the debt incurred by Prospect in connection with its acquisition of Alta, and any impact on Alta’s historical financial statements that may result from completion of Prospect’s review and analysis of those financial statements. Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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